EXHIBIT 99.3
EMPLOYMENT AGREEMENT
          EMPLOYMENT AGREEMENT between DORAL FINANCIAL CORPORATION, a corporation organized under the laws of the Commonwealth of Puerto Rico (together with its successors and assigns, the “Company”), and Robert E. Wahlman (the “Executive”) dated as of March 16, 2009.
          WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to employ the Executive on the terms set forth herein;
          WHEREAS, the Executive has agreed to be employed by the Company on the terms set forth herein;
          WHEREAS, the Executive and the Company wish to set forth the terms and conditions of the Executive’s employment in this Agreement;
          NOW THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived from this Agreement, the parties hereto agree as follows:
     1. Employment Period. Subject to the terms of this Agreement, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company and its affiliates, for the period commencing on the Commencement Date (as defined herein) and ending on the second anniversary of the Commencement Date; provided that the Executive’s employment by the Company will automatically be extended by twelve (12) additional months on the second anniversary of the Commencement Date and each annual anniversary thereafter unless either party provides written notice to the other party no less than sixty (60) days prior to the date of any such scheduled extension of its or his intention not to extend the term of the Executive’s employment (the original employment term plus any extension thereof being referred to herein as the “Employment Period”). For purposes hereof, the Commencement Date means the date the Executive commences employment with the Company which in all events shall be no later than March 16, 2009. Notwithstanding the foregoing, the Employment Period shall end on the date on which the Executive’s employment is terminated by either party in accordance with the provisions of this Agreement.
     2. Position and Duties.
          (a) During the Employment Period, the Executive shall serve as Executive Vice President — Chief Financial and Investment Officer at Doral Financial Corporation and shall have such duties and responsibilities as are commensurate with such positions. During the Employment Period, the Executive shall report directly to the Chief Executive Officer of the Company or the Board. Notwithstanding the foregoing, until the Company’s 10K report for the fiscal year ending December 31, 2008 is filed, the Executive shall be Chief Investment Officer of the Company. As soon as practical following the filingof such 10K report. The Executive shall be appointed Chief Financial and Investment Officer of the Company.
          (b) The Executive’s principal work location, subject to travel on Company business, shall be the Company’s headquarters in Puerto Rico. Beginning no later than March 16, 2009, and at all times thereafter during the Employment Period, the primary place of residence of the Executive and his family shall be Puerto Rico. The Executive’s family will relocate to Puerto Rico by August, 2010.
          (c) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his full business attention and time to the business and affairs of the Company, and to use his best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, the Executive shall be entitled to engage in charitable and educational activities and to manage his personal and family investments, to the extent such activities are not competitive with the business of the Company or its affiliates and do not interfere in any way, in the reasonable judgment of the Board (or a committee thereof), with the performance of his duties for the Company and are otherwise consistent with the Company’s governance policies.
     3. Compensation
          (a) Annual Base Salary. During the Employment Period, the Executive shall receive an annual base salary (“Annual Base Salary”) at a rate of $450,000.00, payable in accordance with the Company’s normal payroll policies. The Executive’s Annual Base Salary shall be prorated for 2009 and for any other partial year of employment during the Employment Period based upon the portion of the year that the Executive is employed by the Company. The Executive’s Annual Base Salary shall be subject to review for increase in the sole discretion of the Board (or a committee thereof). Annual Base Salary, however, shall not be subject to reduction without the Executive’s prior written consent.
          (b) Annual Bonus. With respect to each fiscal year completed during the Employment Period, the Executive shall have a target annual bonus opportunity determined by the Executive’s performance and provided the Company’s financial results are met, equal to 65% of his Annual Base Salary (“Target Bonus”). The Board shall establish, in its sole discretion, the performance and payment conditions applicable to such annual bonuses. Any bonus payments due hereunder shall be payable to the Executive no later than 2 1/2 months after the end of the Company’s taxable year or the calendar year, whichever is later, in which the Executive is first vested in such bonus payments for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

          (c) Stock Options. The Executive shall be eligible to receive two hundred thousand (200,000) grants of options to purchase shares of common stock of the Company in the sole discretion of the Board or the compensation committee of the Board.
          (d) Additional Compensation:
          (i) Car Allowance: After the relocation benefit ends, during the Employment Period, the Company will provide the Executive with a monthly car allowance under the Company’s policy of $1,500.00 per month to be used to lease or purchase an automobile for use in the affairs and business of the Company and to cover related gasoline and insurance expenses related to the use of such automobile.
          (ii) The Executive will receive a one time signing bonus of $150,000.00 in a lump sum payment upon his hiring date.
          (iii) After the relocation benefit ends, the Company shall reimburse the Executive for cost of housing in the amount of $3,000.00 per month, from commencement date but in no event longer than twelve (12) months.
          (e) Long-Term Incentive Plans. During the Employment Period, the Executive shall be eligible to participate in the ongoing equity and other long-term awards and programs of the Company as determined in the sole discretion of the Board or a committee thereof.
          (f) Other Benefits and Perquisites. During the Employment Period, the Executive shall be entitled to participate in the Company’s employee benefit plans, programs and arrangements (including, without limitation, life, medical and dental insurance, 401(k), and disability insurance, vacation and sick leave programs) and perquisite programs and arrangements, if any, in each case, on the same basis as generally provided to other similarly-situated executives of the Company. In all events, during the Employment Period, the Executive shall be entitled to twenty (20) days of paid vacation per calendar year (pro-rated for any partial year of employment).
          (g) Certain Expenses.
          (i) During the Employment Period, the Company shall reimburse the Executive for all appropriate business expenses in accordance with the terms of the Company’s policies and procedures in effect from time to time.

          (ii) The Company shall reimburse the Executive for the following relocation expenses: (1) cost of moving household goods and autos from his current residence to Puerto Rico, (2) cost of up two coach (2) trips from current residence to Puerto Rico for the Executive and his wife to find suitable housing, (3) cost of temporary living expenses in Puerto Rico until the Executive finds suitable housing, but in no event longer than three (3) months, (4) commissions, fees and closing costs on sale of primary residence, (5) fees and expenses associated with purchase of home in Puerto Rico, including mortgage points and other closing costs, and (6) any federal, Puerto Rico and other taxes payable by Executive on the foregoing or on the fees paid pursuant to subsection (iii) below.
          (iii) Subject to review of time entries and other documentation, the Company shall pay reasonable legal fees incurred by the Executive in connection with the negotiation and documentation of this Agreement (and the preceding term sheet) up to a maximum of $15,000.00.
     4. Termination of Employment.
          (a) Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Period. In the event of the Executive’s Disability (as defined in Exhibit A attached hereto), the Company may provide the Executive with written notice in accordance with Section 12(c) of this Agreement of its intention to terminate the Executive’s employment due to Disability. In such event, the Executive’s employment with the Company shall terminate effective on the date the Company sends such notice to the Executive (the “Disability Commencement Date”); provided that the Executive’s employment hereunder shall immediately terminate on the first date the Executive incurs a Disability as defined in clause (i) of the definition of Disability set forth on Exhibit A.
          (b) With or Without Cause. The Executive is an employee at will and the Company may terminate the Executive’s employment either with or without Cause (as defined in Exhibit A attached hereto). For purposes of this Agreement, a termination “without Cause” shall mean a termination by the Company of the Executive’s employment other than due to Cause, death or Disability.
          (c) With or Without Good Reason. The Executive’s employment may be terminated by the Executive voluntarily with or without Good Reason (as defined in Exhibit A attached hereto).
          (d) Notice of Termination. Any termination of the Executive’s employment by the Company or the Executive (other than death) shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(c) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if necessary, specifies the Date of Termination consistent with this Agreement (which date shall be not more than thirty (30) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.
          (e) Date of Termination. “Date of Termination” means (i) if the Executive’s employment is terminated by the Company for Cause, the date of receipt of the Notice of Termination or any later date specified therein within thirty (30) days of such notice, as the case may be; provided that if the event giving rise to a termination for Cause is pursuant to clauses (i), (iv), (v) or (vi) of the definition of Cause, the date on which there is delivered to the Executive written notice of the requisite Chief Executive Officer notification as set forth in the definition of “Cause” in Exhibit A, (ii) if the Executive’s employment is terminated by the Company without Cause, the date of receipt of the Notice of Termination or any later date specified therein within thirty (30) days of such notice, as the case may be, (iii) if the Executive’s employment is terminated by the Executive for Good Reason, 30 days after the Company receives the Notice of Termination unless the Company has cured the alleged grounds for such termination within 30 days after such receipt or if the Executive’s employment is terminated by the Executive without Good Reason, 30 days after the Company receives the Notice of Termination, provided however, in either case the Company may accelerate the Date of Termination to an earlier date by providing the Executive notice of such action, and (iv) if the Executive’s employment is terminated by reason of death or Disability, the date of the Executive’s death or the Disability Commencement Date, as the case may be.
          (f) Resignation. Upon termination of the Executive’s employment for any reason, the Executive agrees to resign, effective as of the Date of Termination, from any positions that the Executive holds with the Company and its affiliates, the Board (and any committees thereof) and the board of directors (and any committees thereof) of any of the Company’s affiliates. The Executive hereby agrees to execute any and all documentation of such resignations upon request by the Company, but he shall be treated for all purposes as having so resigned upon termination of his employment, regardless of when or whether he executes any such documentation, or Executive is terminated due to his death or Disability.
     5. Obligations of the Company upon Termination of Employment.
          (a) Good Reason; Without Cause. If, during the Employment Period, the Company terminates the Executive’s employment without Cause, or the Executive terminates his employment for Good Reason, or if the Company fails to renew or extend this Agreement upon expiration of the Employment Period, the Company shall have no further obligations to the Executive under this Agreement or otherwise other than to pay or provide to the Executive the following amounts and benefits (provided the Executive has executed, delivered to the Company and not revoked a general release of claims against the Company in a form satisfactory to the Company (the “Release”) and subject to Section 8(h) hereof):
          (i) An amount equal to Executive’s unpaid Annual Base Salary for services through the Date of Termination;
          (ii) an amount equal to one (1) time his Annual base salary and bonus actually earned in respect of the preceding year;
          (b) Death or Disability. If the Executive’s employment is terminated by reason of the Executive’s death or Disability during the Employment Period, the Company shall have no further obligations to the Executive or his legal representatives, as applicable, under this Agreement or otherwise other than for the payment of the amounts and provision of the benefits set forth below:
          (i) payment of Annual Base Salary through the end of the month in which the Executive’s Date of Termination occurs;
          (ii) payment of other amounts, entitlements or benefits, if any, in accordance with applicable plans, programs, arrangements or other agreements of the Company.
          (c) Cause or Voluntary Resignation Without Good Reason. If the Executive’s employment shall be terminated by the Company for Cause or by the Executive for any reason other than Good Reason at any time during the Employment Period, the Company shall have no further obligations to the Executive under this Agreement or otherwise other than for the payment of the amounts and provision of the benefits set forth below:
          (i) an amount equal to the Executive’s unpaid Annual Base Salary for services through the Date of Termination;
          (ii) for a voluntary resignation (without Good Reason), continued exercisability for 30 days following the Date of Termination for the portion of the Stock Option Award or any other equity awards, if any, that was vested and outstanding as of the Date of Termination (but in no event beyond the expiration of the original term of the award);

          (iii) for a termination for Cause, forfeiture and cancellation of the Stock Option Award and any other equity awards (whether vested or unvested) as of the Date of Termination;
          (iv) forfeiture and cancellation of the unvested portion of the Stock Option Award and any other equity awards as of the Date of Termination; and
          (v) payment of other amounts, entitlements or benefits, if any, in accordance with applicable plans, programs, arrangements or other agreements of the Company.
     6. Change in Control Protections.
          (a) In the event, during the Employment Period, the Company terminates the Executive’s employment without Cause or the Executive terminates his employment for Good Reason, in both cases upon or within two (2) years immediately following a Change in Control, the Company shall have no further obligations to the Executive under the terms of this Agreement or otherwise other than to pay or provide to the Executive the following amounts and benefits (provided the Executive has executed, delivered to the Company and not revoked a general release of claims against the Company in a form satisfactory to the Company (the “Release) and subject to Section 8(h) hereof):
          (i) payment of Annual Base Salary through the end of the month in which the Executive’s Date of Termination occurs;
          (ii) payment of the Severance Payment provided in Section (5)(a)(i)(ii) above;
          (iii) except as may be provided in the Employe Stock Option Agreement or the Employee Stock Option Plan, full vesting as of the Date of Termination of the Stock Option Award (as defined in Section 3(c) hereof), and any other equity awards granted to Executive, with continued exercisability of the outstanding options for twelve (12) months following the Date of Termination (but in no event beyond the end of the original term of the options);
          (iv) in all Company medical and dental plans in which the Executive and his eligible dependents were participating immediately prior to the Date of Termination until the earlier of (i) the second anniversary of the Date of Termination and (ii) the date such Executive is or becomes eligible for comparable coverage under health plans of another employer; and

          (v) as long as the Executive uses such services prior to the first anniversary of the Date of Termination, up to $25,000 in outplacement services; and
          (vi) payments of other amounts, entitlements or benefits, if any, in accordance with applicable plans, programs, arrangements or other agreements of the Company.
     7. No Duplication; No Mitigation. In no event shall the Executive be entitled to duplicate payments or benefits under different provisions of this Agreement or pursuant to the terms of any other plan, program or arrangement of the Company or its affiliates. In the event of any termination of the Executive’s employment, the Executive shall be under no obligation to seek other employment, and, there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment except with respect to the continuation of benefits as provided under Sections 5(a)(iv) and Section 6(b)(iv), which require termination immediately upon obtaining comparable coverage from another employer.
     8. Restrictive Covenants.
          (a) Confidentiality. During the Employment Period and thereafter, other than in the ordinary course of performing his duties for the Company, the Executive agrees that he shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company or any affiliate of the Company, including such trade secret or proprietary or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information, which he acquires during the course of his employment, including, but not limited to, records kept in the ordinary course of business, except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent or actual jurisdiction to order him to divulge, disclose or make accessible such information. In the event the Executive is requested to disclose information as contemplated in the preceding sentence, the Executive agrees, unless otherwise prohibited by law, to use his best efforts to give the Company’s General Counsel prompt written notice of any request for disclosure in advance of the Executive making such disclosure in order to permit the Company a reasonable opportunity to challenge such disclosure. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure by the Executive, or (ii) becomes known to the public through no wrongful disclosure by or act of the Executive or any representative of the Executive.
          (b) Property Rights. Whether during the Employment Period or thereafter, the Executive agrees to hereby sell, assign and transfer to the Company all of his right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (the “Rights”) which during the period of his employment are made or conceived by him, alone or with others, and which are within or arise out of any general field of the Company’s business or arise out of any work he performs, or information he receives regarding the business of the Company, while employed by the Company. The Executive shall fully disclose to the Company as promptly as available all information known or possessed by him concerning any Rights, and upon request by the Company and without any further remuneration in any form to him by the Company, but at the expense of the Company, execute all applications for patents and for copyright registration, assignments thereof and other instruments and do all things which the Company may deem necessary to vest and maintain in it the entire right, title and interest in and to all such Rights. The Executive agrees that at the time of the termination of employment, whether at the instance of the Executive or the Company, and regardless of the reasons therefor, he will promptly deliver to the Company’s General Counsel, and not keep or deliver to anyone else, any and all of the following which is in his possession or control: (i) Company property (including, without limitation, credit cards, computers, communication devices, home office equipment and other Company tangible property) and (ii) notes, files, memoranda, papers and, in general, any and all physical matter and computer files containing confidential or proprietary information of the Company or any of its affiliates, including any and all documents relating to the conduct of the business of the Company or any of its affiliates and any and all documents containing confidential or proprietary information of the customers of the Company or any of its affiliates, except for (x) any documents for which the Company’s General Counsel has given written consent to removal at the time of termination of the Executive’s employment and (y) any information necessary for the Executive to retain for his tax purposes.
          (c) Non-Competition. The Executive acknowledges that in his capacity in management the Executive has had or will have a great deal of exposure and access of the Company’s trade secrets and confidential and proprietary information. Therefore, during the Executive’s employment and for twelve (12) months following termination of such employment (whether during the Employment Period or thereafter) (the “Restricted Period”) (i) the Executive shall protect the Company’s trade secrets and other confidential and proprietary information, and (ii) the Executive agrees that he shall not, other than in the ordinary course of performing his duties hereunder or as agreed by the Company in writing, engage in a “Competitive Business,” directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any relationship or capacity. The Executive shall not be deemed to be in violation of this Section 9(c) by reason of the fact that he owns or acquires, solely as an investment, two percent (2%) or less of the outstanding equity securities (measured by value) of any publicly traded company. “Competitive Business” shall mean (x) the Executive’s participation in any unsolicited offer to purchase the stock or assets of the Company or its affiliates or (y) any financial institution with a substantial presence in the mortgage origination business in Puerto Rico. Notwithstanding the foregoing, if the Company provides the Executive with notice that it is not renewing the Employment Period in accordance with Section 1 hereof, the provisions of this Section 9(c) shall no longer be effective upon the expiration of the Employment Period.

          (d) Non-Interference. The Executive acknowledges that information regarding the Company’s business and financial relations with its vendors and customers is Confidential Information and proprietary to the Company and that any interference with such relations based directly or indirectly on the use of such information would cause irreparable damage to the Company. The Executive acknowledges that by virtue of his employment with the Company, he has gained or may gain knowledge of such information concerning the Company’s vendors and customers (respectively “Vendor Information” or “Customer Information”), and that he would inevitably have to draw on this Vendor Information and Customer Information and on other Confidential Information if he were to solicit or service the Company’s vendors or customers on behalf of a competing business enterprise. Accordingly, and subject to the immediately following sentence, the Executive agrees that, other than in the ordinary course of performing his duties for the Company, during the Restricted Period, the Executive will not, on behalf of himself or any other person or entity, directly or indirectly seek to encourage or induce any vendor or customer of the Company to cease doing business with, or lessen its business with, the Company, or otherwise interfere with or damage (or attempt to interfere with or damage) any of the Company’s relationships with its vendors and customers. No action by another person or entity shall be deemed to be a breach of this provision unless the Executive directly or indirectly assisted, encouraged or otherwise counseled such person or entity to engage in such activity.
          (e) No Hire; Non-Solicitation. The Executive agrees that, during the Restricted Period (other than in the ordinary course of performing his duties for the Company), he will not, without the prior written consent of the Company, directly or indirectly, (i) hire any employee of the Company or any of its affiliates who is then an employee of the Company or such affiliate or was an employee during the prior twelve (12) months period, or (ii) solicit or encourage any such employee to leave the employ of the Company or such affiliate, as the case may be. No action by another person or entity shall be deemed to be a breach of this provision unless the Executive directly or indirectly assisted, encouraged or otherwise counseled such person or entity to engage in such activity.
          (f) Public Comment. Following the Employment Period, the Executive shall not at any time (i) make any public derogatory comment concerning the Company or its affiliates or anyone whom the Executive knows to be a current or former director, officer, stockholder or employee of the Company or (ii) without the prior written consent of the Company, which consent shall not be unreasonably withheld, publish or produce any information or write any book, article, screenplay, teleplay or similar type of publication relating to the Company or its affiliates or anyone whom the Executive knows to be a current or former director, officer, stockholder or employee; provided that no such consent shall be necessary for an academic work relating to Executive’s employment with the Company. Following the Employment Period, the Company shall not at any time make any public derogatory comment concerning the Executive. Notwithstanding the foregoing, nothing in this Section 8(f) shall prohibit any person from (x) responding publicly to incorrect, disparaging or derogatory public statements about the Company or the Executive relating to his employment with the Company, (y) providing truthful testimony in any judicial or administrative matter, or (z) making truthful statements required by law, by any regulatory authority or organization, or in connection with any public filing required by the Securities and Exchange Commission or any other regulatory authority.
          (g) Blue Penciling. If any restrictions on competitive or other activities contained in this Section 8 shall for any reason be held by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as thereafter to be limited or reduced to be enforceable to the extent compatible with the applicable law; it being understood that by the execution of this Agreement, (i) the parties hereto regard such restrictions as reasonable and compatible with their respective rights and (ii) the Executive acknowledges and agrees that the restrictions will not prevent him from obtaining gainful employment subsequent to the termination of his employment.
          (h) Remedies; Injunctive Relief.
          (i) The Executive acknowledges and agrees that the covenants and obligations of the Executive set forth in this Section 8 relate to special, unique and extraordinary services rendered by the Executive to the Company and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, the Executive agrees that the Company shall be entitled to seek an injunction, restraining order or other temporary or permanent equitable relief (without the requirement to post bond) restraining the Executive from committing any violation of the covenants and obligations contained herein. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity. The existence of any claim or cause of action by the Executive against the Company shall not constitute a defense to the enforcement by the Company of the foregoing restrictive covenants, but such claim or cause of action shall be determined separately.
          (ii) If at any time the Executive materially breaches any of the covenants in Section 8, and fails to cure such breach within ten (10) days after receipt of written notice from the Company, then (x) the Company shall have the right to cease to pay or provide to the Executive any payment, benefit or entitlement due (or accrued) under this Agreement and (y) the Executive shall be required to repay to the Company the net after-tax amount (such after-tax amount to be determined after taking into account tax deductions, tax credits, and the like attributable to the repayment)

of any severance paid to the Executive under this Agreement. Such repayment to be made within 15 days after written notice from the Company to the Executive requesting such repayment.
          (iii) If at any time following the Restricted Period but prior to the second anniversary of the termination of the Executive’s employment, the Executive takes any action or engages in any conduct that would have constituted a material breach of Section 8(d) or 8(e) if it had occurred during the Restricted Period, then clauses (x) and (y) of Section 8(h)(ii) — as limited by Section 8(h)(ii) — shall apply as if such material breach had occurred during the Restricted Period.
          (i) Survival. The provisions of this Section 8 shall remain in full force and effect until the expiration of the periods specified herein notwithstanding the earlier termination of the Executive’s employment hereunder or the expiration of the Employment Period. For purposes of this Section 8, “Company” shall mean the Company and any affiliate of the Company or any successor thereto.
     9. Mandatory Arbitration. Except to the extent necessary to enforce the provisions of Section 8 hereof in accordance with Section 8(g) or 8(h), the Executive (on behalf of himself and his beneficiaries) and the Company agree that any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, or the Executive’s employment with the Company or any affiliate, or any termination of such employment, shall be settled by confidential arbitration in Puerto Rico in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any award entered shall be final, binding and nonreviewable except on such limited grounds for review of arbitration awards as may be permitted by applicable law. Judgment upon the award rendered by the arbitrator(s) may be entered into any court having jurisdiction thereof.
     10. Successors.
          (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives, heirs or legatees.
          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company without the Executive’s prior written consent except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and assumes the liabilities, obligations and duties of the Company under this Agreement, either contractually or as a matter of law.
     11. Miscellaneous.
          (a) The Executive represents and warrants that he has the free and unfettered right to enter into this Agreement and to perform his obligations under it and that he knows of no agreement between him and any other person, firm or organization, or any law or regulation, that would be violated by the performance of his obligations under this Agreement. The Executive agrees that he will not use or disclose any confidential or proprietary information of any prior employer in the course of performing his duties for the Company or any of its affiliates.
          (b) This Agreement shall be governed by and construed in accordance with its express terms, and otherwise in accordance with the laws of the Commonwealth of Puerto Rico, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. In the event of any conflict or inconsistency between the provisions of this Agreement and any other Company plan, program, policy or agreement, the provisions of this Agreement shall control.
          (c) All notices and other communications hereunder shall be in writing and shall be given (i) when delivered personally (provided that a written acknowledgement of receipt is obtained), (ii) three (3) days after being sent by certified or registered mail, postage prepaid, return receipt requested or (iii) two (2) days after being sent by overnight courier (provided that a written acknowledgement of receipt is obtained by the overnight courier), with any such notice duly addressed to the party concerned at the address indicated below:

If to the Executive:	At the most recent address on file at the Company

If to the Company:	At the address of its principal executive offices Attention: General Counsel or to such other address as either party shall have furnished to the other in writing in accordance herewith.
          (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (e) The Company may withhold from any amounts payable under this Agreement such federal, Puerto Rico, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. In addition, this Agreement is intended to comply with the requirements of Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”) so as not to subject the Executive to the payment of interest or any additional tax under Section 409A. In furtherance thereof, if payment or provision of any amount or benefit hereunder at the time specified in this Agreement would subject such amount or benefit to any additional tax under Section 409A, the payment or provision of such amount or benefit shall be postponed to the earliest commencement date on which the payment or the provision of such amount or benefit could be made without incurring such additional tax (including paying any severance that is delayed in a lump sum upon the earliest possible payment date which is consistent with Section 409A).
          (f) Following the Executive’s termination of employment for any reason (whether during or after the expiration of the Employment Period), upon reasonable request of the Company, the Executive shall cooperate with the Company or any of its affiliates with respect to any legal or investigatory proceeding, including any government or regulatory investigation, or any litigation or other dispute relating to matters in which he was involved or had knowledge (or reasonably should have had knowledge) during his employment with the Company, subject to his reasonable personal and business schedules. The Company shall reimburse the Executive for all reasonable out-of-pocket travel and meal expenses associated with any cooperation provided hereunder.
          (g) No waiver shall be valid unless in writing signed by the party against whom the waiver is being enforced (that is, by the Executive or an authorized officer of the Company, as the case may be).
          (h) This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto (including, without limitation, the term sheet previously negotiated by the parties). In the event of any inconsistency between the provisions of this Agreement and the provisions of any other agreement or plan relating to the Stock Option Award or any other equity award granted to Executive, the provisions of this Agreement shall control. Any provision of this Agreement, to the extent necessary to carry out the intent of such provision, shall survive after the expiration of the Employment Period.
          (i) The Executive shall be entitled to indemnification in connection with any litigation or proceeding arising out of the Executive’s acting as President of the Company’s Consumer Banking Division and of Doral Bank or as an employee, officer or director of the Company, to the fullest extent permitted under the Company’s charter and by-laws and by applicable law. In addition, the Executive shall, during the Employment Period and for ten (10) years thereafter, be entitled to liability insurance coverage pursuant to a Company-purchased directors’ and officers’ liability insurance policy on the same basis as other directors and officers of the Company to whom such coverage (if any) is then provided.
          (j) Notwithstanding any other provision of this Agreement or otherwise, the Company will make no payment pursuant to this Agreement or otherwise which would be prohibited by 12 USC Section 1828(k) or any implementing regulations thereunder.
          (k) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile shall be effective for all purposes.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

DORAL FINANCIAL CORPORATION
By:	/s/ Lesbia Blanco
	Name:	Lesbia Blanco
	Title:	Executive Vice President

/s/ Robert E. Wahlman
Robert E. Wahlman

EXHIBIT A
          For all purposes of this Agreement, the following terms shall have the meanings set forth below:
          “Affiliate” of a person or other entity shall mean a person or other entity controlled by, controlling or under common control with the person or other entity specified.
          “Disability” shall mean (i) the Executive becomes eligible for full benefits under a long-term disability policy provided by the Company or (ii) the Executive has been unable, due to physical or mental illness or incapacity, to substantially perform the essential duties of his employment with reasonable accommodation for a continuous period of ninety (90) days or an aggregate of one-hundred eighty (180) days during any consecutive twelve (12)-month period.
          “Cause” shall mean:
          (i) the Executive’s refusal of or demonstration of an unwillingness to reasonably cooperate in good faith with any Company or government investigation or provide testimony therein (other than such failure resulting from Executive’s disability);
          (ii) willfully violated his fiduciary duty or his duty of loyalty to the Company or the Company’s Code of Ethical Business Conduct in any material respect;
          (iii) willful and continued failure to perform his material duties with respect to the Company or its subsidiaries as provided hereunder which continues beyond ten (10) days after a written demand for substantial performance is delivered to Executive by the Company.
          (iv) the Executive’s act of fraud, misappropriation, or embezzlement or other illegal conduct with respect to the Company or any material affiliate;
          (v) the Executive’s indictment for, conviction of, or plea of guilty or no contest to any felony (other than a minor traffic violation) or any misdemeanor that would preclude employment under the Company’s hiring policy;
          (vi) the Executive’s admission of liability of, or a finding by a court or the applicable regulatory agency or body of liability for, the violation of any “Securities Laws” (but excluding any technical violations of any Securities Laws which are not criminal in nature) or the violation of any “Banking Laws” (but excluding any technical violations of any Banking Laws which are not criminal in nature); as used herein, the term “Securities Laws” means any federal or state law, rule or regulation governing the issuance or exchange of securities, including without limitation the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder and “Banking Laws” means any federal or state banking law, rule or regulation governing the Company or its affiliates;
          (vii) the Executive engages in conduct that constitutes willful gross neglect or willful misconduct, in either case, that is likely to or does result in significant harm to the Company’s or its affiliates’ business or reputation;
          (viii) the Executive’s intentional failure after reasonable prior written notice from the Company to comply with any valid and legal directive of the Board; or
          (ix) the Executive’s material breach of any covenant set forth in Section 8 of this Agreement.
          Anything notwithstanding to the contrary, the Executive’s employment shall not be terminated for “Cause” within the meaning of clauses (i), (iv), (v) or (vi) above, unless the Executive has been given written notice by the Chief Executive Officer stating the basis for such termination and he is given fifteen (15) days to cure the neglect or conduct that is the basis of any such claim and he fails to cure such conduct.
          “Good Reason” shall mean the occurrence of any of the following without the Executive’s written consent:
     (i) a reduction in the Executive’s then current Annual Base Salary or target bonus opportunity;
     (ii) a material diminution in the Executive’s positions, including, without limitation, removing the Executive from such positions (and for the avoidance of doubt, (a) in the event of any Change in Control of the Company in which the Company becomes a wholly-owned subsidiary of an entity whose assets prior to such Change in Control have a fair value that is five (5) times or greater than the fair value of the assets of the Company prior to such Change in Control, no material diminution of any of the foregoing shall be deemed to occur so long as the Executive continues to be responsible for the same business matters at the Company for which the Executive was responsible immediately prior to such Change in Control and (b) no material diminution of any of the foregoing shall be deemed to occur solely as a result of a Change in Control);
     (iii) Executive’s principal work location is moved more than twenty-five (25) miles from San Juan, Puerto Rico;
     (iv) a change in reporting structure so that the Executive reports to someone other than the Chief Executive Officer of the Company or the Board; or
     (v) the failure of any successor to all or substantially all of the Company’s assets to assume this Agreement, whether in writing or by operation of law.
          Anything notwithstanding to the contrary, the Executive may only terminate his employment for “Good Reason” upon thirty (30) days’ written notice to the Company (provided the Company does not cure the event or events giving rise to Good Reason prior to the expiration of such thirty (30)-day notice period).
          “Change in Control” will be deemed to have taken place if:
     (1) all or substantially all of the assets of the Company, Doral Holdings Delaware, LLC, a Delaware limited liability company (the “Sponsor”) or Doral Holdings, L.P., a Cayman Islands limited partnership (the “Limited Partnership”) are sold, liquidated or distributed to a “Person” (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act), but excluding any of the Company, any subsidiary or any employee benefit plan sponsored or maintained by the Company or any subsidiary) that is not controlled, directly or indirectly, by the entities (or their affiliates that control such entities) of Bear Stearns Merchant Banking III AIV (Cayman), Ltd., Perry Capital, LLC, Marathon Special Opportunity Master Fund, Ltd., D.E. Shaw Laminar Portfolios, L.L.C. and Tennenbaum Opportunities Partners V, LP (collectively, the “Sponsoring Entities”); or
     (2) there occurs a reorganization, merger, consolidation or other corporate transaction (a “Transaction”) involving (i) the Company, in each case, resulting in fifty percent (50%) or more of the common stock of the Company held by the Sponsor, directly or indirectly, determined on a fully diluted basis, on the date hereof, being held by a person that is not controlled, directly or indirectly, by the Sponsoring Entities, (ii) the Sponsor, in each case, resulting in fifty percent (50%) or more of the equity interest of the Sponsor, directly or indirectly, immediately subsequent to the Transaction, being held by a person that is not controlled, directly or indirectly, by the Sponsoring Entities or (iii) the Limited Partnership, in each case, resulting in fifty percent (50%) or more of the equity interest of the Limited Partnership, directly or indirectly, immediately subsequent to the Transaction, being held by a person that is not controlled, directly or indirectly, by the Sponsoring Entities;
     if and only if any event listed in (1) or (2) above results in (x) the inability of the Sponsoring Entities to (directly or indirectly) appoint and/or elect in combination a majority of the Board of Directors of the Company or the board of directors of the resulting entity, or (y) Doral GP Ltd. ceasing to be controlled, directly or indirectly, by the Sponsoring Entities. Notwithstanding the foregoing, if, in one transaction or a series of transactions, Sponsor sells 80% or more of the Common Stock held by the Sponsor on the Effective Date, the Limited Partnership sells 80% or more of its interests in the Sponsor held by the Limited Partnership on the Effective Date, or the Sponsoring Entities sell 80% or more of their interest in the Limited Partnership held by the Sponsoring Entities on the Effective Date, then a Change in Control shall be deemed to have occurred. In addition, in the event that any sales of Common Stock by the Sponsor, sales of interests in the Sponsor by the Limited Partnership, and sales of interests in the Limited Partnership by the Sponsoring Entities, in the aggregate, equal or exceed 80% of all such equity interests determined in relationship to the Common Stock held by the applicable foregoing entities on the Effective Date, then a Change in Control shall also be deemed to have occurred.